July 11, 1997
Smith Barney Adjustable Rate Government Income Fund
388 Greenwich Street
New York, New York 10013

                   Re:  Rule 24f-2 Notice

Gentlemen:

    In connection with the filing by Smith Barney Adjustable Rate Government Fund, a Massachusetts business trust (the "Trust"), of a Notice (the "Notice"), pursuant to Rule 24f-2 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), for the Fund's fiscal year ended May 31 1997, the undersigned hereby provides the legal opinion required by that Rule.

     In accordance with the Rule, the trust has registered an indefinite number of shares of common stock, $0.001 par value, under the Securities Act of 1933, as amended (the
"1933 Act"). The purpose of the Notice is to make definite the registration of 15,827,814 shares of the trust (the
"Shares") sold in reliance upon the Rule during the fiscal year ended May 31, 1997.

     The undersigned is Assistant General Counsel of Smith Barney Mutual Funds Management Inc., the trust's Investment Adviser and Administrator, and in such capacity, from time to time and for certain purposes, acts as counsel to the trust. He has examined copies of the trust's Articles of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and such other records and documents as have been deemed necessary for purposes of this opinion. Furthermore, he has examined a Certificate of the Controller of the trust to the effect that the trust received the cash consideration for each of the Shares in accordance with the aforementioned organizational documents and resolutions.

     On the basis of the foregoing, and assuming all of the Shares were sold in accordance with the terms of the trust's Prospectus in effect at the time of sale, he is of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable. This opinion is for the limited purposes expressed above and should not be deemed to be an expression of opinion as to compliance with the 1933 Act, the 1940 Act or applicable State "blue sky" laws in connection with the sales of the Shares.


                                        Very truly yours,


                                        Michael Kocur
                                        Associate General
                                        Counsel
                                        Smith Barney Mutual
Funds
Management Inc.